                                                                EXHIBIT NO. 99.1

                            ANNUAL SUMMARY STATEMENT

                        DEALER AUTO RECEIVABLES OWNER TRUST 2000-1

     $190,000,000.00     6.69% Dealer Auto Receivables Asset-Backed Notes, Class A-1
     $274,000,000.00     7.01% Dealer Auto Receivables Asset-Backed Notes, Class A-2
     $168,000,000.00     7.07% Dealer Auto Receivables Asset-Backed Notes, Class A-3
     $ 83,251,000.00     7.12% Dealer Auto Receivables Asset-Backed Notes, Class A-4
     $ 24,470,000.00     7.46% Dealer Auto Receivables Asset-Backed Notes, Class B
     $ 13,175,591.56     7.93% Dealer Auto Receivables Asset- Backed Certificates

                                      SUMMARY REPORT

                                                                                                    FOR THE PERIOD COVERD
                                                                                                  AUGUST 24, 2001 INCEPTION
                                                                                                    THROUGH JAN. 16, 2001
                                                                                                DISTRIBUTION FOR DEC. 31, 2000
                                                                                                ------------------------------
A    CALCULATION OF AVAILABLE AMOUNTS

     1    Available Principal (as defined in Article I of the Sale and Servicing
          Agreement)                                                                                     $139,943,004.44
     2    Available Interest (as defined in Article I of the Sale and Servicing Agreement)               $ 25,760,415.92
                                                                                                         ---------------
     3    Available Amounts (l. plus 2.)                                                                 $165,703,420.36

B    CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT                                                       $150,054,221.20
     (as defined in Article I of the Sale and Servicing Agreement)

C    CALCULATION OF NOTE MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT                                          $150,054,221.20

     1    Note Percentage for such Distribution Date

          (a)  for each Distribution Date to but excluding the Distribution Date on which
               the principal amount of the Class B Notes is reduced to zero                                       100.00%

          (b)  after the principal amount of the Class B Notes have been reduced to zero                            0.00%

     2    Principal Distributable Amount (from B)                                                        $150,054,221.20

     3    Note Monthly Principal Distributable Amount for

          (a)  Class A-1 Notes                                                                           $150,054,221.20

          (b)  Class A-2 Notes                                                                           $          0.00

          (c)  Class A-3 Notes                                                                           $          0.00

          (d)  Class A-4 Notes                                                                           $          0.00

          (e)  Class B Notes                                                                             $          0.00

          (f)  Note Principal Carryover Shortfall                                                        $          0.00

D    CALCULATION OF NOTE MONTHLY INTEREST DISTRIBUTABLE AMOUNT

     1    Class A-1 Interest Rate                                                                                   6.69%

     2    Class A-2 Interest Rate                                                                                   7.01%

     3    Class A-3 Interest Rate                                                                                   7.07%

     4    Class A-4 Interest Rate                                                                                   7.12%


     5    Class B Interest Rate                                                                                     7.46%

     6    Class A-1 Note Interest Distributable Amount                                                   $  2,304,771.94

     7    Class A-2 Note Interest Distributable Amount                                                   $  7,522,898.35

     8    Class A-3 Note Interest Distributable Amount                                                   $  4,652,060.00

     9    Class A-4 Note Interest Distributable Amount                                                   $  2,321,592.87

     10   Class B Note Interest Distributable Amount                                                     $    714,972.60

     11   Aggregate Interest Carryover Shortfall for each Class for such Distribution Date               $          0.00

     12   Note Monthly Interest Distributable Amount (the sum of items D.6, D.7, D.8, D.9,
          D.10 and D.11)                                                                                 $ 17,516,295.76

E    CALCULATION OF NOTE DISTRIBUTABLE AMOUNT (SUM OF C.3(F) PLUS D.12.)                                 $167,570,516.96

F    CALCULATION OF CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT

     1    Certificate Balance                                                                            $ 13,175,591.56

     2    Principal Distributable Amount                                                                 $          0.00

     3    Certificate Percentage for each respective Distribution Date

     3    (a)  for each Distribution Date to but excluding the Distribution Date on which
               the Principal Amount of the Class B Notes is reduced to zero                              $          0.00

     3    (b)  on the Distribution Date on which the Principal Amount of the Class B Notes is reduced to zero

     3    (c)  thereafter                                                                                         100.00%

     4    (a)  Principal Distributable Amount multiplied by the Certificate Percentage for
               such Distribution Date                                                                    $          0.00

     4    (b)  Certificate Principal Carryover Shortfall for such Distribution Date                      $          0.00

     5    Certificate Principal Distributable Amount (the sum of 4.(a) and 4.(b))                        $          0.00

G    CALCULATION OF CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT

     1    Certificate Pass-Through Rate                                                                             7.93%

     2    (a)  Certificate Monthly Interest Distributable Amount                                         $    409,222.89

     2    (b)  Certificate Interest Carryover Shortfall for such Distribution Date                       $          0.00

     3    Certificate Interest Distributable Amount (sum of 2.(a) and 2.(b))                             $    409,222.89

H    CALCULATION OF CERTIFICATE DISTRIBUTABLE AMOUNT (SUM OF F.5 AND G.3)                                $    409,222.89

I    FEES

     1    The Monthly Servicing Fee for such Distribution Date                                           $  2,216,267.30
          (1/12 of the product of 1% and the Aggregate Principal Balance of the Contracts
          as of the beginning of the preceding Distribution Date)


     2    Late Payment Penalty Fees for such Distribution Date                                           $    543,188.01

     3    Extension Fees for such Distribution Date                                                      $          0.00

     4    Indenture Trustee Fee for such Distribution Date                                               $      8,000.00

     5    Owner Trustee Fee for such Distribution Date                                                   $        350.00

J    CALCULATION OF THE AVAILABLE AMOUNTS FOR SUCH DISTRIBUTION DATE

     1    The amount of funds deposited into the Collection Account pursuant to Section
          5.05(b) of the Sale and Servicing Agreement with respect to the related Due
          Period                                                                                         $180,346,925.38

          a    All amounts received by the Indenture Trustee or the Servicer with respect to principal and interest on the Contracts, as well as Late Payment Penalty
               Fees and Extensions Fees for related Due Period                                           $178,504,533.81

          b    All Net Liquidation Proceeds                                                              $    983,117.21

          c    The aggregate of the Repurchase Prices for Contracts required to be repurchased by the Depositor as described in Section 7.05 of the Sale and
               Servicing Agreement                                                                       $          0.00

          d    All Advances made by Servicer pursuant to Section 7.02 of the Sale and
               Servicing Agreement                                                                       $    371,582.06

          e    All amounts paid by the Seller in connection with an optional repurchase of
               the Contracts described in Section 7.07 of the Sale and Servicing Agreement               $          0.00

          f    All amounts received in respect of interest, dividends, gains, income and earnings on investments of funds in the Trust Accounts as contemplated in
               Section 5.05(b) of the Sale and Servicing Agreement                                       $    487,692.30
                                                                                                         ---------------

          g    Total amount of funds deposited into the Collection Account pursuant to
               Section 5.05(b) (the sum of a. through g.)                                                $180,346,925.38

     2    The amount of funds permitted to be withdrawn from the Collection Account pursuant to clauses (i) through (iv) of Section 7.03(a) of the Sale and
          Servicing Agreement with respect to related Due Period                                         $  2,767,805.31

          a    Amounts to be paid to the Servicer as the Reimbursement Amount in
               accordance with Section 7.02 of the Sale and Servicing Agreement                          $          0.00

          b    Amounts to be paid to the Servicer in respect to the Servicing Fee for the
               related Due Period                                                                        $  2,759,455.31

          c    Amounts to be paid to the Indenture Trustee in respect of the Indenture
               Trustee Fee for the related Due Period                                                    $      8,000.00

          d    Amounts to be paid to the Owner Trustee in respect of Owner Trustee Fee for
               related Due Period                                                                        $        350.00

          e    Total amount of funds permitted to be withdrawn from the Collection Account pursuant to clauses (i) through (iv) Section 7.03(a) of the Sale and
               Servicing Agreement with respect to the related Due Period (sum of a.
               through d.)                                                                               $  2,767,805.31

     3    The Available Amounts (not including amounts from Reserve Fund Account) for such
          Distribution Date available to pay Note Distributable Amounts and Certificate
          Distributable Amounts (1(g) minus 2(e))                                                        $177,579,120.07

K    THE SHORTFALL OF AVAILABLE AMOUNTS FOR SUCH DISTRIBUTION DATE TO PAY EITHER THE NOTE
     DISTRIBUTABLE AMOUNT OR THE CERTIFICATE DISTRIBUTABLE AMOUNT                                        $  2,351,739.83
     (the Available Amounts for such Distribution Date minus the sum of the Note
     Distributable Amount as set forth in E. and the Certificate Distributable Amount as set forth in H.)


L    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON SUCH DISTRIBUTION DATE TO COVER
     THE NOTE INTEREST DISTRIBUTABLE AMOUNT                                                              $          0.00

M    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON SUCH DISTRIBUTION DATE TO COVER
     THE CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT                                                       $          0.00

N    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON SUCH DISTRIBUTION DATE TO COVER
     THE NOTE PRINCIPAL DISTRIBUTABLE AMOUNT                                                             $  2,351,739.83

O    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON SUCH DISTRIBUTION DATE TO COVER
     THE CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT                                                      $          0.00

P    INTEREST EARNINGS ON THE RESERVE FUND.                                                              $    492,740.30

Q    THE AMOUNT ON DEPOSIT IN THE RESERVE FUND AFTER GIVING EFFECT TO DEPOSITS AND
     WITHDRAWALS THEREFROM ON SUCH DISTRIBUTION DATE                                                     $ 24,153,391.80

R    THE SPECIFIED RESERVE FUND AMOUNT FOR SUCH DISTRIBUTION DATE WILL BE AN AMOUNT EQUAL
     TO THE LESSER OF (I) THE AGGREGATE UNPAID PRINCIPAL BALANCE OF THE CLASS A-1 NOTES,
     THE CLASS A-2 NOTES, THE CLASS A-3 NOTES, THE CLASS A-4 NOTES AND THE CLASS B NOTES
     AND THE CERTIFICATE BALANCE AS OF SUCH DISTRIBUTION DATE, AND (II) THE GREATER OF:

     (a)  4.25% of the aggregate unpaid principal balance of the Class A-1 Notes, the
          Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes
          and the Certificate Balance on such Distribution Date, except that if a Reserve
          Fund Trigger Event shall have occurred and be continuing on such Distribution
          Date, then the percentage of the aggregate unpaid principal balance of the Class
          A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the
          Class B Notes and the Certificate Balance referred to in this clause (a), shall be equal to 6.50%; and

     (b)  1.00% of the Aggregate Principal Balance as of the Cutoff Date.                                $ 39,184,754.07

S    THE POOL FACTOR

                                                                                     Inception
                                                       Class A-1 Note                1.0000000                 0.2102409
                                                                                     ---------

                                                       Class A-2 Note                1.0000000                 1.0000000
                                                                                     ---------

                                                       Class A-3 Note                1.0000000                 1.0000000
                                                                                     ---------

                                                       Class A-4 Note                1.0000000                 1.0000000
                                                                                     ---------

                                                       Class B Note                  1.0000000                 1.0000000
                                                                                     ---------

                                                       Certificate                   1.0000000                 1.0000000
                                                                                     ---------

T    DELINQUENT CONTRACTS
                                                                                                  #
     1    31-60 Days                                                                              1,903  $ 21,695,241.41

     2    61-90 Days                                                                                380  $  4,474,785.87

     3    91 or More Days                                                                           169  $  2,103,395.19


          Total Delinquent Receivables                                                            2,452  $ 28,273,422.47
          60+ Days Delinquencies as Percentage of Receivables                                                       1.09%

          Delinquency Ratio for Second Preceding Collection Period                                                  0.88%
          Delinquency Ratio for Preceding Collection Period                                                         0.93%
          Delinquency Ratio for Current Collection Period                                                           1.09%
          Average Delinquency Ratio                    (Reserve Fund Trigger Event >=2.0%)                          0.97%

U    DEFAULTED CONTRACTS

     1    Total Defaulted Contracts                                                               1,094  $ 11,012,543.57

     2    Identity (attach)

     3    Liquidation proceeds for the Due Period                                                        $  1,059,696.51

     4    Liquidation expenses for the Due Period                                                        $     76,579.30

     5    Net Liquidation Proceeds for the Due Period                                                    $    983,117.21

     6    Net Liquidation Losses for the Due Period                                                      $ 10,028,332.36

          Pool Balance at Beginning of Collection Period                                                 $624,990,379.03
          Net Loss Ratio                                                                                            4.04%

          Net Loss Ratio for Second Preceding Collection Period                                                     4.21%
          Net Loss Ratio for Preceding Collection Period                                                            4.57%
          Net Loss Ratio for Current Collection Period                                                              4.04%
          Average Net Loss Ratio                       (Reserve Fund Trigger Event >=2.5%)                          4.27%

V    ADVANCES

     1    Unreimbursed Advances prior to such Distribution Date                                          $    706,569.65

     2    Amount paid to Servicer on such Distribution Date to reimburse Servicer for such
          unreimbursed Advances                                                                          $          0.00

     3    Amount of Delinquent Interest for the related Due Period                                       $          0.00

     4    Amount of new Advances on such Distribution Date                                               $          0.00
          (if such amount is less than the amount of Delinquent Interest, attach the certificate required by Section 7.02 of the Sale and Servicing Agreement)

     5    Total of unreimbursed Advances after new Advances on such Distribution Date                    $    706,569.65

W    REPURCHASED CONTRACTS

     1    Number of Contracts to be repurchased pursuant to Section 7.07 of the Sale and
          Servicing Agreement                                                                                          0

     2    Principal Amount of such Contracts                                                             $          0.00

     3    Related Repurchase Price of such Contracts                                                     $          0.00

X    CONTRACTS

     1    Number of Contracts as of beginning of Due Period                                              $     55,274.00

     2    Principal Balance of Contracts as of beginning of Due Period                                   $624,990,379.03


     3    The weighted average Contract Rate of the Contracts as of the beginning of the
          Due Period                                                                                               11.61%

     4    The weighted average remaining term to maturity of the Contracts as of the
          beginning of the Due Period                                                                              43.39

     5    Number of Contracts as of end of Due Period                                                             54,266

     6    Principal Balance of Contracts as of end of Due Period                                         $602,842,370.36

     7    The weighted average Contract Rate of the Contracts as of the end of the Due
          Period                                                                                                   11.60%

     8    The weighted average remaining term to maturity of the Contracts as of the end
          of the Due Period                                                                                        42.70